UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       October 10, 2008

EXLSERVICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33089	82-0572194
(Commission File Number)	(I.R.S. Employer Identification No.)

350 Park Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 277-7100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 14, 2008, ExlService Holdings, Inc. (the “Company”) announced that Matthew Appel, the Company’s Chief Financial Officer, will resign from the Company effective March 16, 2009 (the “Separation Date”).  Mr. Appel intends to return to the Dallas, Texas area, where his family resides, to pursue other business interests.

In connection with his resignation, on October 10, 2008, Mr. Appel entered into a Separation Agreement (the “Agreement”) with the Company.  The Agreement provides that Mr. Appel will assist the Company in filing its Annual Report on Form 10-K for the fiscal year ending December 31, 2008 (the “2008 10-K”) on or before March 16, 2009.   If Mr. Appel satisfies certain personal performance goals during his remaining tenure with the Company in addition to assisting in a timely filing of the 2008 10-K, Mr. Appel will be entitled to receive a bonus on the business day after the filing of the 2008 10-K.  The Separation Date can be extended to the earlier of (i) the date on which the 2008 10-K is filed with the SEC and (ii) April 15, 2009.  The Company will commence a comprehensive search for Mr. Appel’s successor.  Mr. Appel’s scheduled separation is expected to enable the Company to conduct an orderly transition of Mr. Appel’s duties to his successor.

The description of the terms of the Agreement is qualified by reference to the Agreement, a copy of which will be filed with the 2008 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)
Date: October 14, 2008	By:	/s/ Amit Shashank
Name: Amit Shashank Title: Vice President, General Counsel and Corporate Secretary